UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2015

VERA BRADLEY, INC.

(Exact name of registrant as specified in its charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-34918	27-2935063
(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)

(877) 708-8372

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Sue Fuller, Vera Bradley, Inc.’s (the “Company”) Executive Vice President, Chief Merchandising Officer, participates in the Company’s 2014 Executive Severance Plan (the “Plan”). On November 23, 2015 Ms. Fuller and the Company entered into a Supplemental Severance Agreement (the “Supplement”).

Under the Supplement, in addition to any payments owed under the Plan, in the event the Company terminates Ms. Fuller’s employment without Cause (as defined in the Plan), other than in anticipation of, upon or during the twenty-four (24) months after a Change in Control (as defined in the Plan), then, subject to the terms of the Plan and the Supplement, Ms. Fuller would be entitled to a lump sum payment equal to one-half of the sum of Ms. Fuller’s Base Salary (as defined in the Plan) and her target annual bonus for the fiscal year of termination.

The Supplement automatically terminates and becomes of no further force or effect on January 28, 2017. The foregoing summary of the Supplement is qualified in its entirety by reference to the Supplement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Bradley, Inc.

Date: November 30, 2015	By:	/s/ Anastacia S. Knapper
Anastacia S. Knapper
Senior Vice President — General Counsel and Corporate Secretary